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                                                                     Exhibit 2.2

          Amended Disclosure Letter of National Sanitary Supply Company
            delivered to Unisource Worldwide, Inc. in connection with
               the Agreement and Plan of Merger of August 11, 1997

3.01     None

3.02     None

3.03     None

3.04     a        None
         b        None
         c        None other than disclosed in response to Schedule 3.32(a) -
                  required consents.
         d        None

3.05     None

3.06     a        None
         b        None

3.07     a        None
         b        None
         c        None

3.08     None

3.09     a        None
         b        None

3.10     a        None
         b        Quarterly dividends declared and paid in 1997, option and
                  restricted stock award grants in 1997.
         c        None
         d        See inter-company balances listed on Schedule 3.10(d)
         e        None
         f        See inter-company balances listed on Schedule 3.10(f)
         g        None
         h        None other than disclosed in response to Schedule 3.22 -
                  material contracts.


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         i        None
         j        None
         k        (i)      None other than in the ordinary course of business
                           consistent with past practice.
                  (ii)     See employment agreements,  as amended,  of W.D.
                           Jackson, K.F. Vuylsteke, G.H. Sander and P.C. Voet.
                           See employment agreements of Brian Serdiuk and
                           James E. Behrendt.
                  (iii)    None
                  (iv)     None
         l        None

3.11     a        See OCR Holding Company Truck Leases and listing produced
                  in response to Schedule 3.22(x)(A).
         b        None
         c        None

3.12     (i)      See updated Disclosure of Litigation List,  adding
                  McHenry lawsuit and Designating Balance Sheet Accrual.
         (ii)     None

3.13     (i)      None
         (ii)     None
         (iii)    None
         (iv)     None
         (v)      None
         (vi)     See waiver of statute of limitations through 12/31/97 for
                  Illinois sales and use tax audit.
         (vii)    None
         (viii)   None

3.14     a        ------------
         b        See list, Schedule 3.14(b) and Title VI Plan participants list produced
         c        See disclosure regarding unfunded liability of Retirement Plan for Non-Union Employees of Century Papers, Inc.
         d        A        None
                  B        None


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


                           (i)      None
                           (ii)     None
         e        None
         f        See list of Benefit Arrangements,  Schedule 3.14(f)
         g        None
         h        None
         i        None
         j        None
         k        See vesting of options and restricted stock awards pursuant to Stock Incentive Plans

3.15     None

3.16     None

3.17     None

3.18     a        ------------
         b        (i)      None
                  (ii)     None
                  (iii)    None
         c        None
         d        None
         e        ------------

3.19     None

3.20     None

3.21     See Schedule 3.21

3.22     (i)      See listing of real estate leases and of OCR Holding Company truck leases, Schedule 3.22(i)
         (ii)     See Systems Directions Data Processing Agreement of 9/20/85
                  with Century Papers, Inc.
         (iii)    See ITT Automotive, Inc. Supply Agreement, SRI Speciality
                  Retailers, Inc. Purchase Order of August 7, 1997, H.E. Butt
                  Grocery Company corporate account designation of

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                  August 4, 1997, City of San Antonio bid dated October 7, 1996.


         (iv) See Data Center Agreement of July 6, 1987 between Bobrick Washroom Equipment, Inc. and NSS, as amended by letter of August 23, 1993.
         (v) No such executory contracts are extant, see Metro - Omicron letter of Intent
         (vi)     See Schedule 3.22(vi) - description of NSS debt
         (vii)    None
         (viii) See Form of Sales Representative and Manager Employment Agreements, Network Services Company Agreement of
                  March 10, 1987 with CPI
         (ix)     None
         (x)      (A)      See Chemed Sublease governing 255 E. 5th Street,
                           Cincinnati, Ohio 45202; OCR Holding Co. truck leases;
                           Tax Procedures and Services Agreement; pension record keeping fees memo of 3/20/97.
                  (B)      None
                  (C)      None
                  (D)      See Indemnity Agreements with Chemed Officers and
                           Directors produced
         (xi)     None
         (b)      None

3.23     (a)      None
         (b)      None
         (c)      None
         (d)      None
         (e)      None
         (f)      None

3.24     None

3.25     None

3.26 Effective April 1, 1997, total umbrella limits were increased to $125 million from $100 million, by replacing excess umbrella


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         limits of $75 million (X.L. Insurance Company, policy #XLUMB-00132)
         with excess limits of $100 million (TIG, Zurich, Federal and Fireman's Fund; policy #'s 3095804, XLX9271251, EUO365102500, 79698865 and
         XXKOOO7429877, respectively).

3.27 See Schedule 3.27 - Sanichem permits, Industrial Wastewater Discharge permit.

3.28     None

3.29     None

3.30     (a)      See Schedule 3.30(a),  which excludes Chemed employees who are Officers of NSS, other than P.C. Voet, G.H. Sander, J.E.
                  Friedman, D.J. Pagel, T.J. Reilly and D.V. Keller.
         (b)      See Schedule 3.30(b).

3.31     None

3.32     (a)      Required consents - see Schedule 3.32(a)
         (b)      Other consents - see Schedule 3.32(b)


                                        NATIONAL SANITARY SUPPLY COMPANY


                                        By: Naomi C. Dallob
                                           -----------------------------------


                                        Its: Secretary
                                            ----------------------------------


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